Exhibit 99.2

Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 3905 National Drive, Suite 110 Burtonsville, MD 20866 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Debuts SolarWindow™: Spray-On Coating Turns Ordinary Windows into Electricity-Generating Solar Modules

Prototype of first-of-its-kind see-thru SolarWindow™ designed to generate electricity will be demonstrated today at the University of South Florida.

Burtonsville, MD & Tampa, FL – September 16, 2010 – New Energy Technologies, Inc. (OTCBB: NENE) debuts its SolarWindow™ technology today during a demonstration at the University of South Florida (USF).  This first-of-its-kind, spray-ontechnology is capable of transforming everyday surfaces, such as windows, into energy-generating devices using both natural and artificial light sources, outperforming today’s commercial solar and thin-film technologies by as much as 10-fold under low-intensity irradiance.

“Today’s public demonstration is a pivotal milestone not only for the dedicated research team, but for our external stakeholders as well, including our investors who are keenly aware of how the development of the highly-anticipated SolarWindow™ technology has the potential to create a fundamental paradigm shift in the way we produce power worldwide,” said Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc.

New Energy researchers have developed a working prototype of the Company’s SolarWindow™ technology in preparation for eventual full-scale production.  Low production costs, improved manufacturability, and increased power performance are among important, recently announced objectives researchers are now targeting.  Key to these advances is the development of new methods and technologies for applying New Energy’s electricity-generating coatings to glass surfaces.

Electrical power is generated on glass when New Energy’s SolarWindow™ coatings are sprayed onto surfaces using commercially available equipment. This patent-pending process enables researchers to spray SolarWindow™ coatings onto glass at room temperature, eliminating expensive and often cumbersome high-temperature or high-vacuum production methods typically used by current solar manufacturers.

Until now, most solar modules have remained opaque with the prospect of creating a see-thru glass window capable of generating electricity limited by the use of metals and various expensive processes which block visibility and prevent light from passing through glass window surfaces.

Researchers are also working to bolster the electrical power output of SolarWindow™, generated from both natural sunlight and artificial sources such as fluorescent lighting typically installed inside commercial offices and incandescent bulbs inside residential homes.  Unlike conventional solar technologies, New Energy’s SolarWindow™ generates electricity from both natural and artificial light sources, outperforming today’s commercial solar and thin-film technologies by as much as 10-fold under low-intensity irradiance.

A small-scale prototype of SolarWindow™ will be demonstrated by USF researchers today at 2:30 p.m. at the ScienceCenter (SCA) Board Room (411) & Research Laboratory (421).

Visitors can obtain a parking permit at the Campus Information Center near the main entrance.

The demonstration will be led by Dr. Xiaomei Jiang, Inventor & Lead Researcher at the Department of Physics at the University of South Florida, whose work with small, organic solar cells helped her generate electricity on see-thru glass. Dr. Jiang will be joined at the demonstration byJohn A. Conklin, President and CEO of New Energy Technologies, Inc.; Valerie Landrio McDevitt, Assistant Vice President, Division of Patents and Licensing, University of South Florida, and U.S. Registered Patent Attorney; Jaideep Rajput, Patent Attorney and Senior Licensing Manager, Division of Patents and Licensing, University of South Florida; and Jason E. Lewis, Researcher & PhD Candidate, University of South Florida.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•         MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of nine patent applications in the United States and two international patent filings. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

•         SolarWindow™ technologies which enable see-thru windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other startup expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

About University of South Florida

The University of South Florida is one of the nation's top 63 public research universities and one of only 25 public research universities nationwide with very high research activity that is designated as community engaged by the Carnegie Foundation for the Advancement of Teaching.  USF was awarded $394.1 million in research contracts and grants in FY 2009/2010. The university offers 232-degree programs at the undergraduate, graduate, specialist and doctoral levels, including the doctor of medicine. The USF System has a $1.8 billion annual budget, an annual economic impact of $3.2 billion, and serves more than 47,000 students on institutions/campuses in Tampa, St. Petersburg, Sarasota-Manatee and Lakeland. USF is a member of the Big East Athletic Conference.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.